     As filed with the Securities and Exchange Commission on July 14, 2006

                                                     Registration No. 333-132586

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                 AMENDMENT NO. 5
                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            RELATIONSERVE MEDIA, INC.
                 (Name of Small Business Issuer in Its Charter)

           DELAWARE                         4899                 43-2053462
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                   877 EXECUTIVE CENTER DRIVE WEST, SUITE 300
                          ST. PETERSBURG, FLORIDA 33702
                                 (727) 576-6630
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                   ----------

                                  PAUL SOLTOFF
                             CHIEF EXECUTIVE OFFICER
                            RELATIONSERVE MEDIA, INC.
                   877 EXECUTIVE CENTER DRIVE WEST, SUITE 300
                          ST. PETERSBURG, FLORIDA 33702
                                 (727) 576-6630
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             HARVEY J. KESNER, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300

                                   ----------

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 ("Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED
                                                         MAXIMUM
                                                         OFFERING    PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE   PRICE PER   AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                        REGISTERED(1)     SHARE            PRICE              FEE
-------------------------------------   -------------   ---------   ------------------   ------------

Common Stock, par value $0.001 per
share outstanding                         39,798,393(2) $1.945(3)     $ 77,407,874.77    $ 8,282.64
Common Stock underlying $2.00 per
share Warrants                               812,500    $1.945(4)     $  1,580,312.50    $   169.09
Common Stock underlying $3.50 per
share Warrants                               524,257    $ 3.50(5)     $  1,834,899.50    $   196.33
Common Stock underlying $0.25 per
share Warrants                             4,419,000    $1.945(4)     $     8,594,955    $   919.66
Common Stock underlying $1.50
Debentures                                25,630,000(6) $1.945(4)     $    49,850,350    $ 5,333.97
Common Stock underlying $0.01
Warrants                                   6,647,515(7) $1.945(4)     $ 12,929,415.70    $ 1,383.45
Common Stock Underlying $3.85 Options        600,000    $ 3.85(8)     $     2,310,000    $   247.17
   TOTAL                                  78,431,665                  $154,507,807.48    $16,532.34(9)

(1)  Pursuant to Rule 416 of the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. A portion of the securities to be registered are subject to provisions in a registration rights agreement between the Registrant and the debenture holders which require the Registrant to register the resale of 110% of the
     Common Stock issuable upon the exercise of certain Common Stock underlying
     $.01 warrants and convertible debentures.

(2)  Includes 454,000 shares of common stock required to be registered as a result of provisions in the registration rights agreement described in footnote (1) hereto.

(3)  Estimated at $1.945 per share, the average of the bid and ask price of common stock as reported on the OTC Bulletin Board regulated quotation service on March 14, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(4)  Estimated at $1.945 per share, the average of the bid and ask price of common stock as reported on the OTC Bulletin Board regulated quotation service on March 14, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act.

(5)  Based on the exercise price of the warrants, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities
     Act.

(6)  Includes 2,330,000 shares of common stock required to be registered as a result of provisions in the registration rights agreement described in footnote (1) hereto.

(7)  Includes 604,320 shares of common stock required to be registered as a result of provisions in the registration rights agreement described in footnote (1) hereto.

(8)  Based on the exercise price of the options, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities
     Act.

(9)  The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 RELATIONSERVE MEDIA, INC.

                                 By: /s/ Paul Soltoff
                                     -----------------------------------------
                                 Name: Paul Soltoff
                                 Title: Director (Principal Executive Officer)
                                 Date: July 7, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

By: /s/ Paul Soltoff                    July 7, 2006
    ---------------------------------
    Paul Soltoff, Director (Principal
    Executive Officer)

By: /s/ Donald Gould                    July 7, 2006
    ---------------------------------
    Donald Gould, (Principal Financial
    Officer and Principal Accounting
    Officer)

By: /s/ Michael Brauser                 July 7, 2006
    ---------------------------------
    Michael Brauser, Chairman of the
    Board of Directors

By: /s/ Robert G. Beauregard            July 7, 2006
    ---------------------------------
    Robert G. Beauregard, Director

By: /s/ Vincent Addonisio               July 7, 2006
    ---------------------------------
    Vincent Addonisio, Director

                                 Exhibit Index

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
   2.1    Agreement and Plan of Merger of RelationServe Media, Inc. (Nevada)
          with and into RelationServe Media, Inc. (Delaware) dated August 29,
          2005 (incorporated herein by reference to Exhibit 2.1 to the Company's
          Current Report on Form 8-K filed with the Commission on September 2,
          2005)

   2.2    Agreement of Merger and Plan of Reorganization among Chubasco
          Resources Corp., Reland Acquisition, Inc. and RelationServe, Inc.
          dated June 10, 2005 (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

   3.1    Amended and Restated Certificate of Incorporation of RelationServe,
          Inc. dated August 29, 2005 (incorporated herein by reference to
          Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the
          Commission on September 2, 2005)

   3.2    Amended and Restated By-Laws of RelationServe Media, Inc.
          (incorporated herein by reference to Exhibit 3.2 to the Company's
          Current Report on Form 8-K filed with the Commission on September 2,
          2005)

   3.3    Amendment to Amended and Restated By-Laws of RelationServe Media, Inc.
          (incorporated herein by reference to Exhibit 2.1 to the Company's
          Current Report on Form 8-K filed with the Commission on December 5,
          2005)

   4.1    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $0.01 per share (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K
          filed with the Commission on February 9, 2006)

   4.2    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $3.50 per share (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K
          filed with the Commission on June 30, 2005)

   4.3    Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
          at an exercise price of $2.00 per share (incorporated by reference to exhibit 4.3 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005)

   4.4     Form of Warrant to purchase Common Stock of RelationServe Media, Inc.
           at an exercise price of $0.25 (incorporated herein by reference to
           Exhibit 2.8 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

   4.5    Form of Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.15 to the Company's Quarterly Report on Form 10-QSB
          filed with the Commission on August 15, 2005)

   4.6    Form of Option Certificate (incorporated herein by reference to
          Exhibit 10.14 to the Company's Quarterly Report on Form 10-QSB filed with the Commission on August 15, 2005)

   5.1    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky**

 10.01    Asset Purchase Agreement by and among RelationServe Access, Inc., Omni
          Point Marketing, LLC, Cobalt Holdings, LLC and McCall and Estes
          Advertising, Inc. dated May 12, 2005 (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on June 16, 2005)

 10.02    Agreement and Plan of Merger between Friends Acquisition, Inc. and
          Friendsand LLC dated May 13, 2005 (incorporated herein by reference to
          Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the
          Commission on June 16, 2005)

 10.03    Asset Purchase Agreement by and between RelationServe Media Inc.,
          theglobe.com, inc., and SendTec, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form
          8-K/A filed with the Commission on August 18, 2005)

 10.04    Amendment No. 1 to Asset Purchase Agreement by and between
          RelationServe Media Inc., theglobe.com, inc., and SendTec, Inc.
          (incorporated herein by reference to Exhibit 10.1 to the Company's
          Current Report on Form 8-K filed with the Commission on August 24,
          2005)

 10.05    Holdback Escrow Agreement by and among RelationServe Media, Inc.,
          theglobe.com., SendTec,

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
          Inc. and Olshan Grundman Frome Rosenzweig & Wolosky LLP, dated August
          9, 2005 (incorporated herein by reference to Exhibit 10.8 to the
          Company's Current Report on Form 8-K/A filed with the Commission on
          November 7, 2005)

 10.06    Securities Purchase Agreement dated as of October 31, 2005, among
          SendTec Acquisition Corp., RelationServe Media, Inc., each purchaser identified on the signature pages hereto and Christiana Corporate
          Services, Inc., in its capacity as administrative agent for the
          Purchasers (incorporated herein by reference to Exhibit 10.1 to the
          Company's Current Report on Form 8-K/A filed with the Commission on
          November 7, 2005)

 10.07    Form of Senior Secured Convertible Debenture dated as of October 31,
          2005, among SendTec Acquisition Corp., RelationServe Media, Inc., purchaser, and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Purchasers (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form
          8-K/A filed with the Commission on November 7, 2005)

 10.08    SendTec Acquisition Corp. Security Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form
          8-K/A filed with the Commission on November 7, 2005)

 10.09    Guarantor Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.10    Copyright Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.11    Patent Security Agreement, dated February 3, 2006 among the Grantors and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.4 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.12    Trademark Security Agreement among the Grantors and Christiana
          Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.13    General Continuing Guaranty among the Guarantors in favor of the
          Holders and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.6 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.14    Securities Exchange Agreement by and among the Company and STAC
          Management, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.15    Employment Agreement for Paul Soltoff, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.15 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.16    Employment Agreement for Eric Obeck, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.16 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.17    Employment Agreement for Donald Gould, effective October 31, 2005
          (incorporated herein by reference to Exhibit 10.17 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.18    Employment Agreement between RelationServe Media, Inc. and Ohad
          Jehassi, dated July 13, 2005 (incorporated herein by reference to
          Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Commission on July 18, 2005)

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
 10.19    Employment Agreement between RelationServe Media, Inc. and Shawn
          McNamara, dated November 30, 2005 (incorporated herein by reference to
          Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on December 5, 2006)

 10.20    Letter Agreement by and between the Company and LB I Group Inc., dated
          October 31, 2005 (incorporated herein by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K filed with the Commission on
          February 9, 2006)

 10.21    Covenant Agreement among SendTec Acquisition Corp., the Company and the Purchasers, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.21 to the Company's Annual Report on Form
          10-KSB for the year ended December 31, 2005)

 10.22    Release and Employment Severance Agreement between RelationServe
          Media, Inc. and Mandee Heller Adler dated November 11, 2005
          (incorporated herein by reference to Exhibit 10.1 to the Company's
          Current Report on Form 8-K filed with the Commission on November 17,
          2005)

 10.23    Severance Agreement by and between the Company and Danielle Karp, effective February 3, 2006 (incorporated herein by reference to
          Exhibit 10.11 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.24    Non-Competition and Non-Solicitation Agreement by and between the
          Company and the Hirsch Affiliates, dated February 3, 2006
          (incorporated herein by reference to Exhibit 10.10 to the Company's
          Current Report on Form 8-K filed with the Commission on February 9,
          2006)

 10.25    Mutual General Release by and between the Company and the Hirsch
          Affiliates, dated February 3, 2006 (incorporated herein by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed with the Commission on February 9, 2006)

 10.26    Stock Purchase Agreement by and between the Company and Sunrise Equity
          Partners, L.P., dated February 3, 2006 (incorporated herein by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K
          filed with the Commission on February 9, 2006)

 10.27    Registration Rights Agreement among the Company and the Purchasers, dated February 3, 2006 (incorporated herein by reference to Exhibit
          10.9 to the Company's Current Report on Form 8-K filed with the
          Commission on February 9, 2006)

 10.28    Waiver and Amended and Restated Registration Rights Agreement between
          RelationServe Media, Inc. and certain subscribers to RelationServe
          Media Inc.'s common stock and warrants Subscribers to the
          RelationServe Media Inc.'s common stock and warrants (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on
          Form 8-K/A filed with the Commission on November 7, 2005)

 10.29    Consulting Agreement between Elite Card Services, Inc. and the
          Company, dated November 30, 2005 (incorporated herein by reference to
          Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on December 5, 2005)

 10.30    Form of Registration Rights Agreement between RelationServe Media,
          Inc. and Subscribers to the RelationServe Media Inc.'s Series A
          Convertible Preferred Stock (incorporated herein by reference to
          Exhibit 10.6 to the Company's Current Report on Form 8-K/A filed with the Commission on November 7, 2005)

 10.31    Form of Subscription Agreement between RelationServe Media, Inc. and
          Subscribers to the RelationServe Media Inc.'s Series A Convertible
          Preferred Stock (incorporated herein by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K/A filed with the Commission on November 7, 2005)

 10.32    Form of Subscription Agreement of RelationServe Media, Inc. (Nevada)
          in connection with the private placement offering which closed on June
          30, 2005 (incorporated herein by reference to Exhibit 4.1 to the
          Company's Current Report on Form 8-K filed with the Commission on June
          30, 2005)

 10.33    RelationServe Media, Inc. 2006 Incentive Stock Plan (incorporated here by reference to Exhibit 10.33 to the Company's Annual Report on Form
          10-KSB for the year ended December 31, 2005)

 10.34    RelationServe Media Inc. 2005 Non-Employee Directors Stock Option Plan
          (incorporated herein by

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
          reference to Exhibit 10.1 to the Company's Current Report on Form 8-K
          filed with the Commission on August 12, 2005)

 10.35    RelationServe Media, Inc. 2005 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on
          Form 8-K filed with the Commission on July 18, 2005)

 10.36    Note Purchase Agreement by and between RelationServe, Inc., JH
          Associates, Inc. and GRQ Consultants, Inc. dated April 1, 2005
          (incorporated herein by reference to Exhibit 2.3 to the Company's
          Current Report on Form 8-K filed with the Commission on June 16, 2005)

 10.37    Lease Agreement dated January 30, 2004 by and between Koger Equity,
          Inc. and SendTec, Inc. (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-KSB for the year ended December
          31, 2005)

 10.38    Lease Amendment Number 1 dated September 27, 2005 by and between CBT
          Properties, Inc. and SendTec, Inc. (incorporated by reference to
          Exhibit 10.38 to the Company's Annual Report on Form 10-KSB for the
          year ended December 31, 2005)

 10.39    Agreement of Lease dated May 23, 2005 by and between 386 PAS Partners,
          L.L.C., and SendTec, Inc. (incorporated by reference to Exhibit 10.39 to the Company's Annual Report on Form 10-KSB for the year ended
          December 31, 2005)

 10.40    Waiver Letter among the Company and the Purchasers**

 10.41    Asset Purchase Agreement dated as of June 5, 2006 by and among
          RelationServe Media, Inc., R.S.A.C., Inc. and RelationServe Access,
          Inc. (incorporated herein by reference to Exhibit 10.1 to the
          Company's Current Report on Form 8-K filed with the Commission on
          June 21, 2006)

  14.1    Code of Ethics of the Company (incorporated herein by reference to
          Exhibit 14 to the Company's Current Report on Form 8-K filed with the
          Commission on July 18, 2005)

  16.1    Letter from Sherb & Co., LLP to the Company, dated December 5, 2005
          (incorporated herein by reference to Exhibit 16 to the Company's
          Current Report on Form 8-K filed with the Commission on December 5,
          2005

  16.2    Letter from Morgan & Company to the Securities and Exchange Commission
          dated July 15, 2005 (incorporated herein by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the Commission on July 18, 2005)

    21    Subsidiaries of the Registrant**

  23.1    Consent of Marcum & Kliegman LLP**

  23.2    Consent of McKean Paul Chrycy Fletcher & Co.**

  23.3    Consent of Gregory, Sharer and Stuart, P.A.*

  23.4    Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1)

----------
*    filed herewith.

**   previously filed.